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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-5167 of JMC Group, Inc. on Form S-4 of our report dated February 20, 1996 appearing in the Annual Report on Form 10-K of JMC Group, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP
San Diego, California
July 12, 1996